UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☒	Soliciting Material Pursuant to §240.14a-12

WESTERN ASSET INFLATION MANAGEMENT FUND INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WESTERN ASSET INFLATION MANAGEMENT FUND INC.

ANNOUNCES PROPOSED LIQUIDATION AND DISSOLUTION

Contact Information:

Media:

Maria Rosati

(212) 805-6036

mrosati@leggmason.com

NYSE: IMF

New York – (Business Wire) – January 21, 2014 – Western Asset Inflation Management Fund Inc. (the “Fund”) (NYSE: IMF) announced today that its Board of Directors (the “Board”) has adopted a proposal to liquidate and dissolve the Fund. Subject to stockholder approval of a plan of liquidation and dissolution (the “Plan”) adopted by the Board, the Fund plans to cease to invest its assets in accordance with its investment objectives and will, as soon as reasonable and practicable, complete the sale of any remaining portfolio securities it holds and will dissolve.

The Board, on the recommendation of Legg Mason Partners Fund Advisor, LLC and Western Asset Management Company, the Fund’s investment adviser and subadviser, respectively, believes that the liquidation and dissolution of the Fund is in the best interests of the Fund and its stockholders due to, among other things, the Fund’s small asset size and relatively high expense ratio.

The Board plans to submit a proposal to stockholders to approve the Plan at the annual meeting of stockholders to be held on April 25, 2014 (the “Annual Meeting”). If the proposal is approved by stockholders, the Fund will commence the orderly liquidation of its assets in accordance with the Plan. Following the liquidation of the Fund’s assets, the Fund will pay one or more liquidating distributions to stockholders of record in accordance with the Plan. There can be no assurance that the necessary percentage of the stockholders of the Fund will vote to approve the liquidation and dissolution of the Fund in accordance with the Plan.

Any solicitation of proxies by the Fund in connection with the Annual Meeting will be made only pursuant to separate proxy materials filed with the Securities and Exchange Commission (the “SEC”) under applicable federal securities laws. Because the proxy materials will contain important information, including a more detailed description of the Plan, stockholders are urged to read them carefully when they become available.

Promptly after filing its definitive proxy statement for the Annual Meeting with the SEC, the Fund will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the Annual Meeting. WE URGE STOCKHOLDERS TO READ THE PROXY STATEMENT (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE FUND WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of the proxy statement and any other documents filed by the Fund with the SEC in connection with the Annual Meeting at the SEC’s website at www.sec.gov, on the Fund’s website at www.lmcef.com, by calling 1-888-777-0102 or by writing the Fund at 620 Eighth Avenue, 49th Floor, New York, New York 10018.

Western Asset Inflation Management Fund Inc. is a non-diversified, closed-end management investment company managed by Legg Mason Partners Fund Advisor, LLC, a wholly owned subsidiary of Legg Mason, Inc. (“Legg Mason”), and is subadvised by Western Asset Management Company, an affiliate of the investment adviser.

Contact the Fund at 1-888-777-0102 for additional information, or consult the Fund’s web site at www.lmcef.com.

Data and commentary provided in this press release are for informational purposes only. Legg Mason and its affiliates do not engage in selling shares of the Fund.

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